Exhibit 99.1

KILROY

Q1 2021 Supplemental Financial Report

W

Greater Los Angeles

San Diego County

San Francisco Bay Area

Greater Seattle

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2020, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. At March 31, 2021, the Company’s stabilized portfolio totaled approximately 14.0 million square feet of primarily office and life science space that was 91.5% occupied and 93.3% leased located in the coastal regions of Los Angeles, San Diego, the San Francisco Bay Area and Greater Seattle and 808 residential units in the Los Angeles and San Diego regions.

Board of Directors		Executive and Senior Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Tyler H. Rose	President
Jolie Hunt		Robert Paratte	Executive VP, Leasing and Business Development
Scott S. Ingraham		Heidi R. Roth	Executive VP, Chief Administrative Officer
Louisa Ritter		Justin W. Smart	Executive VP, Development and Construction Services
Gary R. Stevenson		Michelle Ngo	Senior VP, Chief Financial Officer and Treasurer
Peter B. Stoneberg		John Osmond	Senior VP, Head of Asset Management
		Eliott Trencher	Senior VP, Chief Investment Officer
		Merryl Werber	Senior VP, Chief Accounting Officer and Controller

Equity Research Coverage

BofA Securities		Jefferies LLC
James Feldman	(646) 855-5808	Peter Abramowitz	(212) 336-7241
BMO Capital Markets Corp.		J.P. Morgan
Frank Lee	(415) 591-2129	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		Mizuho Securities USA LLC
Emmanuel Korchman	(212) 816-1382	Omotayo Okusanya	(646) 949-9672
Deutsche Bank Securities, Inc.		RBC Capital Markets
Derek Johnston	(210) 250-5683	Mike Carroll	(440) 715-2649
Evercore ISI		Robert W. Baird & Co.
Steve Sakwa	(212) 446-9462	David B. Rodgers	(216) 737-7341
Goldman Sachs & Co. LLC		Scotiabank
Richard Skidmore	(801) 741-5459	Nicholas Yulico	(212) 225-6904
Green Street Advisors		Wells Fargo
Daniel Ismail	(949) 640-8780	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $4.26, including a $3.92 per	• Stabilized portfolio was 91.5% occupied and 93.3% leased at quarter-end share gain on sale of an operating property and $0.01 per share charge primarily due to
residential and office tenant creditworthiness as a result of the COVID-19 pandemic	• 596,453 square feet of leases commenced in the stabilized portfolio

• FFO per share of $0.98, including $0.01 per share charge as noted above	• 206,110 square feet of leases executed in the stabilized portfolio

• Revenues of $235.6 million, net of the $0.01 per share charge noted above	◦GAAP rents increased approximately 15.4% from prior levels

• Same Store GAAP NOI decreased 1.4% compared to the prior year	◦Cash rents increased approximately 4.9% from prior levels

• Same Store Cash NOI decreased 2.9% compared to the prior year	• Collected 96% of contractual first quarter rent billings across all property types, including
◦Adjusted for lease termination fees received in 2020, Same Store Cash NOI	98% from office and life science
increased 0.7%
• The collection rate for April across all property types was 95%, including 97% from office, as of the date of this report

Capital Markets Highlights	Strategic Highlights

• In April, amended and restated the unsecured revolving credit facility (the “Credit	• In January, completed construction on and added 9455 Towne Centre Drive, a 160,444
Facility”). The new sustainability-linked Credit Facility includes an increase in size from	square foot office development project located in the University Towne Center submarket
$750.0 million to $1.1 billion, a reduction in borrowing costs and an extension of the	of San Diego, to the stabilized portfolio. The project is 100% leased to a Fortune 50
maturity date to July 31, 2025 with two six-month extension options	publicly traded company
◦The Credit Facility now bears interest at LIBOR plus 0.900%
◦The Credit Facility also features a sustainability-linked pricing component whereby	• In March, transferred Kilroy Oyster Point - Phase 1, a 656,000 square foot life science
the pricing can improve if the Company meets certain sustainability performance	development project in South San Francisco, from the under construction phase to the
targets	tenant improvement phase. Phase 1 is 100% leased to two tenants

• As of the date of this report, approximately $2.6 billion of total liquidity comprised of	• In March, completed the sale of The Exchange on 16th, a 750,370 square foot operating
$500.0 million of cash and cash equivalents, $1.0 billion of restricted cash and full	property in San Francisco’s Mission Bay neighborhood for gross proceeds of $1.08
availability under the $1.1 billion unsecured revolving credit facility	billion, or approximately $1,440 per square foot, and a GAAP gain on sale of an operating property of $457.3 million

• In April, completed construction on Jardine, the 193-unit residential project in the
Hollywood submarket of Los Angeles

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Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 34-35 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	3/31/2021 (1)	12/31/2020 (1)	9/30/2020 (1)	6/30/2020 (1)	3/31/2020 (1)
INCOME ITEMS:
Revenues	$235,646	$229,332	$228,314	$219,423	$221,328
Lease Termination Fees, net	53	732	424	867	60
Net Operating Income (2)	169,693	163,843	163,091	157,410	157,826
Capitalized Interest and Debt Costs	16,908	18,280	19,339	20,516	21,418
Net Income Available to Common Stockholders	497,631	78,642	49,028	19,618	39,817
EBITDA, as adjusted (2)	148,389	141,882	145,402	120,321	134,232
Funds From Operations (3)	116,244	112,703	117,391	93,089	110,173
Net Income Available to Common Stockholders per common share – diluted (4)	$4.26	$0.67	$0.42	$0.17	$0.37
Funds From Operations per common share – diluted (3)	$0.98	$0.95	$0.99	$0.78	$1.00
LIQUIDITY ITEMS:
Funds Available for Distribution (3)	$78,106	$73,953	$88,396	$68,459	$84,899
Dividends per common share (4)	$0.500	$0.500	$0.500	$0.485	$0.485
RATIOS:
Net Operating Income Margins	72.0%	71.4%	71.4%	71.7%	71.3%
Fixed Charge Coverage Ratio	4.0x	3.8x	4.0x	3.5x	3.9x
FFO Payout Ratio	50.6%	52.0%	49.9%	61.0%	51.5%
FAD Payout Ratio	75.3%	79.2%	66.3%	83.0%	66.9%
ASSETS:
Real Estate Held for Investment before Depreciation	$9,792,161	$10,190,046	$10,086,784	$9,945,221	$9,822,116
Total Assets	10,384,353	10,000,708	9,984,608	9,658,665	9,735,147
CAPITALIZATION: (5)
Total Debt	$3,953,049	$3,954,365	$3,955,668	$3,681,958	$3,713,236
Total Common Equity and Noncontrolling Interests in the Operating Partnership	7,718,150	6,726,499	6,088,611	6,874,423	7,458,583
Total Market Capitalization	11,671,199	10,680,864	10,044,279	10,556,381	11,171,819
Total Debt / Total Market Capitalization	33.8%	37.0%	39.4%	34.9%	33.2%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 34-35 “Definitions Included in Supplemental.”

(1)Net Income Available to Common Stockholders, EBITDA, as adjusted, and Fund From Operations include $19.7 million of severance costs for the three months ended June 30, 2020 and net charges of $1.0 million, $3.6 million, $1.8 million, $5.9 million and $6.5 million related to the creditworthiness of tenants as a result of the COVID-19 pandemic for the three months ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively. Net Income Available to Common Stockholder also includes $457.3 million and $35.5 million of gains on sale of depreciable operating properties for the three months ended March 31, 2021 and December 31, 2020.
(2)Please refer to pages 36-37 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.
(3)Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(4)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(5)Please refer to page 28 for additional information regarding our capital structure.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing a guidance range of NAREIT-defined FFO per diluted share for its second quarter 2021 of $0.80 to $0.86 per share with a midpoint of $0.83 per share.

	Second Quarter 2021 Range at March 31, 2021
	Low End	High End
Net income available to common stockholders per share - diluted	$0.28	$0.34

Weighted average common shares outstanding - diluted (1)	117,600	117,600

Net income available to common stockholders	$33,000	$40,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	450	650
Net income attributable to noncontrolling interests in consolidated property partnerships	5,000	6,000
Depreciation and amortization of real estate assets	65,000	65,000
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,500)	(9,500)
Funds From Operations (2)	$94,950	$102,150

Weighted average common shares and units outstanding - diluted (3)	118,800	118,800

FFO per common share/unit - diluted (3)	$0.80	$0.86

Key 2Q 2021 assumptions include:
•Same Store Cash NOI growth of 1.0% to 2.0% (2)
•Quarter-end occupancy of 91.3% to 91.5%
•Total development spending of approximately $100.0 million to $125.0 million
•No acquisitions or dispositions assumed
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(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See pages 32-33 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the second quarter 2021, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020

High Price	$69.05	$64.31	$60.98	$68.88	$88.28
Low Price	$54.67	$46.46	$51.74	$51.49	$49.01
Closing Price	$65.63	$57.40	$51.96	$58.70	$63.70

Dividends per share – annualized	$2.00	$2.00	$2.00	$1.94	$1.94

Closing common shares (in 000s) (1)	116,450	116,036	115,247	115,177	115,068
Closing common partnership units (in 000s) (1)	1,151	1,151	1,932	1,935	2,021
	117,601	117,187	117,179	117,112	117,089

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(1)As of the end of the period.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
ASSETS:
Land and improvements	$1,539,542	$1,628,848	$1,612,224	$1,546,209	$1,506,357
Buildings and improvements	6,480,857	6,783,092	6,535,637	6,289,816	5,997,523
Undeveloped land and construction in progress	1,771,762	1,778,106	1,938,923	2,109,196	2,318,236
Total real estate assets held for investment	9,792,161	10,190,046	10,086,784	9,945,221	9,822,116
Accumulated depreciation and amortization	(1,838,338)	(1,798,646)	(1,744,325)	(1,684,837)	(1,622,369)
Total real estate assets held for investment, net	7,953,823	8,391,400	8,342,459	8,260,384	8,199,747
Cash and cash equivalents	657,819	731,991	849,009	605,012	762,134
Restricted cash	1,028,759	91,139	16,300	16,300	16,300
Marketable securities	24,089	27,481	25,073	23,175	19,984
Current receivables, net	12,855	12,007	16,083	20,925	16,534
Deferred rent receivables, net	370,470	386,658	375,939	358,914	352,352
Deferred leasing costs and acquisition-related intangible assets, net	190,721	210,949	208,306	209,637	204,392
Right of use ground lease assets	95,312	95,523	95,733	95,940	96,145
Prepaid expenses and other assets, net	50,505	53,560	55,706	68,378	67,559
TOTAL ASSETS	$10,384,353	$10,000,708	$9,984,608	$9,658,665	$9,735,147
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$252,298	$253,582	$254,854	$256,113	$257,359
Unsecured debt, net	3,671,094	3,670,099	3,668,976	3,399,105	3,050,103
Unsecured line of credit	—	—	—	—	380,000
Accounts payable, accrued expenses and other liabilities	408,552	445,100	458,421	401,378	417,547
Ground lease liabilities	97,617	97,778	97,936	98,093	98,247
Accrued dividends and distributions	59,472	59,431	59,416	57,600	57,620
Deferred revenue and acquisition-related intangible liabilities, net	123,794	128,523	131,558	129,264	130,843
Rents received in advance and tenant security deposits	68,634	68,874	61,483	63,523	65,913
Total liabilities	4,681,461	4,723,387	4,732,644	4,405,076	4,457,632
Equity:
Stockholders’ Equity
Common stock	1,165	1,160	1,152	1,152	1,151
Additional paid-in capital	5,122,584	5,131,916	5,089,926	5,084,362	5,067,181
Retained earnings (distributions in excess of earnings)	334,496	(103,133)	(122,936)	(113,223)	(76,182)
Total stockholders’ equity	5,458,245	5,029,943	4,968,142	4,972,291	4,992,150
Noncontrolling Interests
Common units of the Operating Partnership	53,930	49,875	83,226	83,502	87,655
Noncontrolling interests in consolidated property partnerships	190,717	197,503	200,596	197,796	197,710
Total noncontrolling interests	244,647	247,378	283,822	281,298	285,365
Total equity	5,702,892	5,277,321	5,251,964	5,253,589	5,277,515
TOTAL LIABILITIES AND EQUITY	$10,384,353	$10,000,708	$9,984,608	$9,658,665	$9,735,147

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
REVENUES
Rental income (1)	$234,656	$218,633
Other property income	990	2,695
Total revenues	235,646	221,328
EXPENSES
Property expenses	38,859	38,983
Real estate taxes	25,266	22,202
Ground leases	1,828	2,317
General and administrative expenses	21,985	19,010
Leasing costs	692	1,456
Depreciation and amortization	75,932	74,370
Total expenses	164,562	158,338
OTHER INCOME (EXPENSES)
Interest income and other net investment gain (loss)	1,373	(3,128)
Interest expense	(22,334)	(14,444)
Gain on sale of depreciable operating property	457,288	—
Total other income (expenses)	436,327	(17,572)
NET INCOME	507,411	45,418
Net income attributable to noncontrolling common units of the Operating Partnership	(4,886)	(705)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,894)	(4,896)
Total income attributable to noncontrolling interests	(9,780)	(5,601)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (1)	$497,631	$39,817
Weighted average common shares outstanding – basic	116,344	106,875
Weighted average common shares outstanding – diluted	116,801	107,390
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$4.27	$0.37
Net income available to common stockholders per share – diluted	$4.26	$0.37

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(1)Net income available to common stockholders is presented net of charges related to the creditworthiness of tenants offset by charges attributable to noncontrolling interests in consolidated property partnerships. For the three months ended March 31, 2021, rental income includes $0.9 million allowances for doubtful accounts and $0.1 million of write-offs related to the cumulative impact of transitioning certain tenants to a cash basis of reporting as a result of the COVID-19 pandemic. For the three months ended March 31, 2020, rental income includes $6.5 million of write-offs related to cumulative impact of transitioning one co-working tenant and two retail tenants to a cash basis of reporting as a result of the COVID-19 pandemic.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$497,631	$39,817
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	4,886	705
Net income attributable to noncontrolling interests in consolidated property partnerships	4,894	4,896
Depreciation and amortization of real estate assets	74,431	72,438
Gain on sale of depreciable real estate	(457,288)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(8,310)	(7,683)
Funds From Operations (1)(2)	$116,244	$110,173
Weighted average common shares/units outstanding – basic (3)	118,333	110,031
Weighted average common shares/units outstanding – diluted (4)	118,790	110,546
FFO per common share/unit – basic (1)	$0.98	$1.00
FFO per common share/unit – diluted (1)	$0.98	$1.00
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$116,244	$110,173
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(26,909)	(17,063)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,204)	(5,002)
Net effect of straight-line rents	(16,893)	(14,415)
Amortization of net below market rents (6)	(1,181)	(2,586)
Amortization of deferred financing costs and net debt discount/premium	794	505
Non-cash executive compensation expense (7)	8,256	7,159
Lease related adjustments, leasing costs and other (8)	1,635	3,461
Adjustments attributable to noncontrolling interests in consolidated property partnerships	364	2,667
Funds Available for Distribution (1)	$78,106	$84,899

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(1)See page 33 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.2 million and $5.0 million for the three months ended March 31, 2021 and 2020, respectively. These amounts are adjusted out of FFO in our calculation of FAD.
(3)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(7)Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits.
(8)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2021	2020
GAAP Net Cash Provided by Operating Activities	$144,152	$122,940
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(26,909)	(17,063)
Depreciation of non-real estate furniture, fixtures and equipment	(1,501)	(1,932)
Net changes in operating assets and liabilities (1)	(27,278)	(13,582)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(7,946)	(5,016)
Cash adjustments related to investing and financing activities	(2,412)	(448)

Funds Available for Distribution(2)	$78,106	$84,899

_______________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.
(2)Please refer to page 33 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2021	2020	% Change
Operating Revenues:
Rental income (2)(3)	$203,212	$187,015	8.7%
Tenant reimbursements (3)	31,444	31,618	(0.6)%
Other property income	990	2,695	(63.3)%
Total operating revenues	235,646	221,328	6.5%
Operating Expenses:
Property expenses	38,859	38,983	(0.3)%
Real estate taxes	25,266	22,202	13.8%
Ground leases	1,828	2,317	(21.1)%
Total operating expenses	65,953	63,502	3.9%
Net Operating Income	$169,693	$157,826	7.5%

________________________
(1)Please refer to page 31 for Management Statements on Net Operating Income and page 36 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(2)Rental income is presented net of charges related to the creditworthiness of tenants. For the three months ended March 31, 2021, rental income includes $0.9 million of allowances for doubtful accounts and $0.1 million of write-offs related to the cumulative impact of transitioning certain tenants to a cash basis of reporting as a result of the COVID-19 pandemic. For the three months ended March 31, 2020, rental income includes $6.5 million of write-offs related to cumulative impact of transitioning one co-working tenant and two retail tenants to a cash basis of reporting as a result of the COVID-19 pandemic.
(3)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2021	2020	% Change
Total Same Store Portfolio
Office Portfolio
Number of properties	111	111
Square Feet	13,431,882	13,431,882
Percent of Stabilized Portfolio	95.6%	93.8%
Average Occupancy	90.8%	93.5%

Operating Revenues:
Rental income (2)(3)	$168,679	$170,121	(0.8)%
Tenant reimbursements (2)	24,090	26,149	(7.9)%
Other property income	765	2,263	(66.2)%
Total operating revenues	193,534	198,533	(2.5)%
Operating Expenses:
Property expenses	33,720	36,211	(6.9)%
Real estate taxes	18,822	18,806	0.1%
Ground leases	1,828	2,317	(21.1)%
Total operating expenses	54,370	57,334	(5.2)%
GAAP Net Operating Income	$139,164	$141,199	(1.4)%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended March 31,
	2021	2020	% Change
Total operating revenues	$184,228	$191,004	(3.5)%
Total operating expenses	54,319	57,282	(5.2)%
Cash Net Operating Income	$129,909	$133,722	(2.9)%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2020 and still owned and included in the stabilized portfolio as of March 31, 2021. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(3)Rental income is presented net of charges related to the creditworthiness of tenants. For the three months ended March 31, 2021, rental income includes $0.8 million of allowances for doubtful accounts and $0.2 million of write-offs related to the cumulative impact of transitioning certain tenants to a cash basis of reporting, primarily as a result of the COVID-19 pandemic. For the three months ended March 31, 2020, rental income includes a reduction in revenue of $6.5 million related to the cumulative impact of transitioning one co-working tenant and two retail tenants to a cash basis of reporting as a result of the COVID-19 pandemic.
(4)Please refer to page 36 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO (1)	Buildings	YTD NOI %	SF %	Total SF	3/31/2021	12/31/2020 (2)	3/31/2021
Greater Los Angeles
Culver City	19	1.4%	1.1%	151,908	93.5%	91.9%	97.9%
El Segundo	5	5.3%	7.8%	1,093,050	96.5%	96.9%	96.5%
Hollywood	10	7.2%	8.4%	1,176,204	89.9%	91.0%	89.9%
Long Beach	7	2.6%	6.8%	955,291	78.4%	79.7%	78.8%
West Hollywood	4	0.3%	1.3%	183,211	89.3%	88.6%	92.9%
West Los Angeles	10	5.0%	6.0%	844,151	81.6%	81.6%	81.6%
Total Greater Los Angeles	55	21.8%	31.4%	4,403,815	87.5%	88.1%	87.9%
San Diego County
Del Mar	15	9.0%	10.4%	1,459,620	84.3%	81.3%	91.8%
I-15 Corridor	5	2.2%	3.8%	540,892	94.8%	94.8%	96.4%
Point Loma	1	0.2%	0.8%	107,456	79.0%	93.9%	100.0%
University Towne Center	2	1.2%	1.5%	208,290	94.6%	76.4%	94.6%
Total San Diego County	23	12.6%	16.5%	2,316,258	87.4%	85.2%	93.5%
San Francisco Bay Area
Menlo Park	7	2.4%	2.7%	378,358	71.7%	74.1%	74.2%
Mountain View	3	3.7%	3.2%	457,066	100.0%	100.0%	100.0%
Palo Alto	2	1.8%	1.2%	165,574	100.0%	100.0%	100.0%
Redwood City	2	4.0%	2.5%	347,269	100.0%	100.0%	100.0%
San Francisco	10	34.6%	24.0%	3,370,465	93.8%	94.0%	96.4%
South San Francisco	3	1.5%	1.0%	145,530	100.0%	100.0%	100.0%
Sunnyvale	4	5.3%	4.7%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	31	53.3%	39.3%	5,527,722	94.3%	94.5%	96.0%
Greater Seattle
Bellevue	2	5.8%	6.5%	917,027	95.9%	89.5%	96.3%
Lake Union	6	6.5%	6.3%	884,763	99.9%	100.0%	99.9%
Total Greater Seattle	8	12.3%	12.8%	1,801,790	97.8%	94.7%	98.0%
TOTAL STABILIZED OFFICE PORTFOLIO	117	100.0%	100.0%	14,049,585	91.5%	91.2%	93.3%

Average Office Occupancy
Quarter-to-Date
91.5%
________________________
(1)Includes stabilized retail space, which contributed approximately 2.0% of YTD NOI.
(2)Represents occupancy for properties in the stabilized portfolio as of the date presented, including properties sold subsequent to the date presented.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased
Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	151,908	93.5%	97.9%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,136	88.5%	88.5%
999 N. Pacific Coast Highway	El Segundo	128,588	92.3%	92.3%
1350 Ivar Avenue	Hollywood	16,448	100.0%	100.0%
1355 Vine Street	Hollywood	183,129	100.0%	100.0%
1375 Vine Street	Hollywood	159,236	100.0%	100.0%
1395 Vine Street	Hollywood	2,575	100.0%	100.0%
1500 N. El Centro Avenue (1)	Hollywood	112,763	28.8%	28.8%
1525 N. Gower Street	Hollywood	9,610	100.0%	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	73.1%	73.1%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	90.2%	90.2%
3750 Kilroy Airport Way (1)	Long Beach	10,718	62.9%	69.9%
3760 Kilroy Airport Way	Long Beach	166,761	85.7%	85.7%
3780 Kilroy Airport Way	Long Beach	221,452	96.8%	96.8%
3800 Kilroy Airport Way	Long Beach	192,476	88.9%	88.9%
3840 Kilroy Airport Way (1)	Long Beach	136,026	0.0%	0.0%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%	100.0%
3900 Kilroy Airport Way	Long Beach	130,935	89.3%	91.5%
8560 W. Sunset Boulevard	West Hollywood	74,842	95.7%	95.7%
8570 W. Sunset Boulevard	West Hollywood	45,941	97.1%	97.1%
8580 W. Sunset Boulevard (1)	West Hollywood	7,126	0.0%	0.0%
8590 W. Sunset Boulevard	West Hollywood	55,302	85.6%	97.6%
12100 W. Olympic Boulevard	West Los Angeles	152,048	66.0%	66.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	90.2%	90.2%
12233 W. Olympic Boulevard	West Los Angeles	151,029	55.6%	55.6%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%
1633 26th Street	West Los Angeles	43,857	69.9%	69.9%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	97.6%	97.6%
501 Santa Monica Boulevard	West Los Angeles	76,803	91.7%	91.7%
Total Greater Los Angeles		4,403,815	87.5%	87.9%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased
San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%
12340 El Camino Real (1)	Del Mar	89,272	39.4%	39.4%
12390 El Camino Real	Del Mar	70,140	55.1%	100.0%
12348 High Bluff Drive	Del Mar	39,193	58.8%	68.4%
12400 High Bluff Drive	Del Mar	210,732	100.0%	100.0%
12770 El Camino Real	Del Mar	73,032	66.1%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	42.6%	100.0%
3579 Valley Centre Drive	Del Mar	54,960	100.0%	100.0%
3611 Valley Centre Drive	Del Mar	130,109	96.4%	96.4%
3661 Valley Centre Drive	Del Mar	128,364	82.6%	82.6%
3721 Valley Centre Drive	Del Mar	115,193	79.5%	79.5%
3811 Valley Centre Drive	Del Mar	112,067	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	97.7%	97.7%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%	100.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	94.4%	100.0%
13500 Evening Creek Drive North	I-15 Corridor	137,658	97.5%	97.5%
13520 Evening Creek Drive North	I-15 Corridor	146,701	89.0%	89.0%
2305 Historic Decatur Road	Point Loma	107,456	79.0%	100.0%
4690 Executive Drive	University Towne Center	47,846	76.4%	76.4%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%
Total San Diego County		2,316,258	87.4%	93.5%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%	100.0%
4200 Bohannon Drive	Menlo Park	45,451	70.8%	70.8%
4300 Bohannon Drive (1)	Menlo Park	63,079	34.1%	48.7%
4400 Bohannon Drive (1)	Menlo Park	48,146	21.3%	21.3%
4500 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
4600 Bohannon Drive	Menlo Park	48,147	70.7%	70.7%
4700 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%	100.0%
680 E. Middlefield Road	Mountain View	171,676	100.0%	100.0%
690 E. Middlefield Road	Mountain View	171,215	100.0%	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%	100.0%
3150 Porter Drive	Palo Alto	36,886	100.0%	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%	100.0%
100 Hooper Street	San Francisco	394,340	94.0%	94.0%
100 First Street	San Francisco	480,457	98.3%	98.3%
303 Second Street	San Francisco	784,658	88.2%	93.2%
201 Third Street	San Francisco	346,538	90.3%	90.3%
360 Third Street	San Francisco	429,796	88.8%	99.6%
250 Brannan Street	San Francisco	100,850	100.0%	100.0%
301 Brannan Street	San Francisco	82,834	100.0%	100.0%
333 Brannan Street	San Francisco	185,602	100.0%	100.0%
345 Brannan Street	San Francisco	110,050	99.7%	99.7%
350 Mission Street	San Francisco	455,340	99.7%	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%	100.0%
Total San Francisco Bay Area		5,527,722	94.3%	96.0%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	93.1%	93.1%
10900 NE 4th Street	Bellevue	428,557	99.0%	99.9%
837 N. 34th Street	Lake Union	112,487	100.0%	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%	100.0%
801 N. 34th Street	Lake Union	169,412	100.0%	100.0%
320 Westlake Avenue North	Lake Union	184,644	99.4%	99.4%
321 Terry Avenue North	Lake Union	135,755	100.0%	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%	100.0%
Total Greater Seattle		1,801,790	97.8%	98.0%

TOTAL STABILIZED OFFICE PORTFOLIO		14,049,585	91.5%	93.3%

		Total No. of Units	Average Residential Occupancy
COMPLETED RESIDENTIAL PROPERTIES	Submarket		Quarter-to-Date
Greater Los Angeles
1550 N. El Centro Avenue	Hollywood	200	89.3%
San Diego County
3200 Paseo Village Way	Del Mar	608	62.4%
TOTAL COMPLETED RESIDENTIAL PROPERTIES		808	69.1%

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	12	13	455,753	140,700	41.7%	$79.80	$11.13	56.8%	33.7%	86

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (4)		Square Feet (4)		TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (5)	9	13	65,410	140,700	$14.90	$4.83	15.4%	4.9%	37

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months ended March 31, 2021, including first and second generation space, net of month-to-month leases.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months ended March 31, 2021, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.
(5)During the three months ended March 31, 2021, 6 new leases totaling 55,795 square feet were signed but not commenced as of March 31, 2021.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

Q1 2021
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$4,956

Tenant Improvements & Leasing Commissions (2)	425

Total	$5,381

Q1 2021
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$6,798

Tenant Improvements & Leasing Commissions (2)	20,111

Total	$26,909

________________________
(1)Includes 100% of capital expenditures of consolidated property partnerships.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2021 (2)	49	457,807	3.6%	$20,688	3.1%	$45.19
2022 (2)	74	811,278	6.4%	34,299	5.1%	42.28
2023	78	1,203,098	9.5%	63,926	9.5%	53.13
2024	58	944,681	7.5%	45,640	6.8%	48.31
2025	54	735,835	5.8%	36,545	5.4%	49.66
2026	40	1,663,226	13.1%	76,411	11.3%	45.94
2027 (3)	36	1,267,755	10.0%	51,789	7.7%	40.85
2028	22	1,006,380	7.9%	62,410	9.2%	62.01
2029	19	806,873	6.4%	46,264	6.8%	57.34
2030	34	1,348,454	10.6%	74,650	11.1%	55.36
2031 and beyond	33	2,428,059	19.2%	162,917	24.0%	67.10
Total (4)	497	12,673,446	100.0%	$675,539	100.0%	$53.30

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.
(2)Adjusting for leasing transactions executed as of March 31, 2021 but not yet commenced, the 2021 and 2022 expirations would be reduced by 78,759 and 41,379 square feet, respectively.
(3)On April 5, 2021, DIRECTV, LLC’s successor-in-interest (“DIRECTV”) filed suit in Los Angeles Superior Court against a subsidiary of the Company, claiming that DIRECTV properly exercised its contraction rights as to certain space leased by DIRECTV at the property located at 2250 East Imperial Highway, El Segundo, California. The Company strongly disagrees with the contentions made by DIRECTV and will vigorously defend the litigation.
(4)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of March 31, 2021, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of March 31, 2021.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2021	Greater Los Angeles	30	178,787	1.4%	$7,212	1.1%	$40.34
	San Diego	10	47,573	0.4%	1,858	0.3%	39.06
	San Francisco Bay Area	7	227,480	1.8%	11,466	1.7%	50.40
	Greater Seattle	2	3,967	—%	152	—%	38.32
	Total	49	457,807	3.6%	$20,688	3.1%	$45.19

2022	Greater Los Angeles	53	490,605	3.9%	$21,473	3.2%	$43.77
	San Diego	8	205,700	1.6%	7,212	1.0%	35.06
	San Francisco Bay Area	5	50,108	0.4%	3,180	0.5%	63.46
	Greater Seattle	8	64,865	0.5%	2,434	0.4%	37.52
	Total	74	811,278	6.4%	$34,299	5.1%	$42.28

2023	Greater Los Angeles	39	388,702	3.1%	$20,811	3.1%	$53.54
	San Diego	14	201,619	1.5%	8,327	1.2%	41.30
	San Francisco Bay Area	18	500,797	4.0%	31,090	4.6%	62.08
	Greater Seattle	7	111,980	0.9%	3,698	0.6%	33.02
	Total	78	1,203,098	9.5%	$63,926	9.5%	$53.13

2024	Greater Los Angeles	34	475,114	3.8%	$21,035	3.1%	$44.27
	San Diego	3	13,315	0.1%	559	0.2%	41.98
	San Francisco Bay Area	14	250,600	2.0%	16,374	2.4%	65.34
	Greater Seattle	7	205,652	1.6%	7,672	1.1%	37.31
	Total	58	944,681	7.5%	$45,640	6.8%	$48.31

2025	Greater Los Angeles	17	170,611	1.3%	$7,477	1.1%	$43.82
	San Diego	21	194,692	1.5%	9,248	1.4%	47.50
	San Francisco Bay Area	7	234,941	1.9%	14,420	2.1%	61.38
	Greater Seattle	9	135,591	1.1%	5,400	0.8%	39.83
	Total	54	735,835	5.8%	$36,545	5.4%	$49.66

2026 and Beyond	Greater Los Angeles	48	2,040,970	16.1%	$94,176	13.9%	$46.14
	San Diego	58	1,342,283	10.6%	68,867	10.2%	51.31
	San Francisco Bay Area	47	3,906,987	30.8%	260,330	38.4%	66.63
	Greater Seattle	31	1,230,507	9.7%	51,068	7.6%	41.50
	Total	184	8,520,747	67.2%	$474,441	70.1%	$55.68

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2021 and 2022
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2021:
Q2 2021	13	60,071	0.5%	$2,283	0.3%	$38.01
Q3 2021	18	287,776	2.2%	14,071	2.2%	48.90
Q4 2021	18	109,960	0.9%	4,334	0.6%	39.41
Total 2021 (2)	49	457,807	3.6%	$20,688	3.1%	$45.19

2022:
Q1 2022	22	327,302	2.6%	$13,156	1.9%	$40.20
Q2 2022	16	114,120	0.9%	4,611	0.7%	40.40
Q3 2022	15	161,845	1.3%	6,398	0.9%	39.53
Q4 2022	21	208,011	1.6%	10,134	1.6%	48.72
Total 2022 (2)	74	811,278	6.4%	$34,299	5.1%	$42.28

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.
(2)Adjusting for leasing transactions executed as of March 31, 2021 but not yet commenced, the 2021 and 2022 expirations would be reduced by 78,759 and 41,379 square feet, respectively.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Lease Expiration
GM Cruise, LLC	San Francisco Bay Area	$36,337	374,618	5.3%	2.6%	2031
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	4.3%	4.6%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	513,111	4.0%	3.6%	2027 / 2031
salesforce.com, inc.	San Francisco Bay Area	24,076	451,763	3.5%	3.1%	2031 / 2032
DIRECTV, LLC (3)	Greater Los Angeles	23,152	684,411	3.4%	4.8%	2027
Fortune 50 Publicly-Traded Company	Greater Seattle / San Diego County	23,060	472,427	3.3%	3.3%	2032 / 2033
Box, Inc.	San Francisco Bay Area	22,441	372,673	3.3%	2.6%	2021 / 2028
Okta, Inc.	San Francisco Bay Area	22,387	273,371	3.2%	1.9%	2028
Netflix, Inc.	Greater Los Angeles	21,959	362,868	3.2%	2.5%	2021 / 2032
DoorDash, Inc.	San Francisco Bay Area	18,650	184,968	2.7%	1.3%	2032
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.2%	2.4%	2030
Riot Games, Inc.	Greater Los Angeles	15,152	243,051	2.2%	1.7%	2023 / 2024
Amazon.com	Greater Seattle	14,760	348,880	2.1%	2.4%	2023 / 2030
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	2.0%	1.5%	2028
Nektar Therapeutics, Inc.	San Francisco Bay Area	12,297	135,350	1.8%	0.9%	2030

Total Top Fifteen Tenants		$321,130	5,635,185	46.5%	39.2%

________________________
(1)The information presented is as of March 31, 2021.
(2)Includes 100% of annualized base rental revenues of consolidated property partnerships.
(3)On April 5, 2021, DIRECTV, LLC’s successor-in-interest (“DIRECTV”) filed suit in Los Angeles Superior Court against a subsidiary of the Company, claiming that DIRECTV properly exercised its contraction rights as to certain space leased by DIRECTV at the property located at 2250 East Imperial Highway, El Segundo, California. The Company strongly disagrees with the contentions made by DIRECTV and will vigorously defend the litigation.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

2021 Dispositions
($ in billions)

COMPLETED OPERATING PROPERTY DISPOSITIONS	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
1800 Owens Street, San Francisco, CA (The Exchange on 16th)	San Francisco	March	1	750,370	$1.08

____________________
(1)Represents gross sales price before the impact of commissions and closing costs.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________
(1)For breakout of Net Operating Income by partnership, refer to page 36, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(2)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Stabilized Office Development Projects
($ in millions)

STABILIZED OFFICE DEVELOPMENT PROJECTS	Location	Construction Start Date	Stabilization Date (1)	Total Estimated Investment	Rentable Square Feet	Total Project % Occupied

1st Quarter
9455 Towne Centre Drive	University Towne Center	1Q 2019	1Q 2021	$95.0	160,444	100%

____________________
(1)Represents the earlier of 95% occupancy date or one year from substantial completion of base building components.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 3/31/2021 (3)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 1	South San Francisco	1Q 2019	4Q 2021	656,000	$570.0	$362.0	100%	—%
San Diego County
One Paseo - Office	Del Mar	4Q 2018	3Q 2021	285,000	205.0	198.0	93%	87%
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2022	635,000	410.0	337.7	100%	49%

TOTAL:				1,576,000	$1,185.0	$897.7	99%	36%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 3/31/2021 (3)	Office % Leased

Office
San Diego County
2100 Kettner	Little Italy	3Q 2019	2Q 2022	200,000	$140.0	$101.6	—%
Residential
Greater Los Angeles
Jardine	Hollywood	4Q 2018	2Q 2021	193 Resi Units	185.0	172.2	N/A

TOTAL:					$325.0	$273.8	—%

________________________
(1)Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements on construction projects due to the COVID-19 pandemic. As of the date of this report, all of our in-process development projects were under active construction.
(3)Represents costs incurred as of March 31, 2021, excluding GAAP accrued liabilities and leasing overhead.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 3/31/2021 (2)

San Diego County
Santa Fe Summit – Phases 2 and 3	56 Corridor	600,000 - 650,000	$79.8
Kilroy East Village	East Village	TBD	48.8
9514 Towne Centre Drive	University Towne Center	TBD	6.2
San Francisco Bay Area
Kilroy Oyster Point - Phases 2 - 4	South San Francisco	1,750,000 - 1,900,000	343.0
Flower Mart	SOMA	2,300,000	406.5
Greater Seattle
SIX0 - Office & Residential	Seattle CBD	TBD	140.5
TOTAL:			$1,024.8

________________________
(1)The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.
(2)Represents costs incurred as of March 31, 2021, excluding accrued liabilities recorded in accordance with GAAP.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Capital Structure
As of March 31, 2021
($ in thousands)

	Shares/Units March 31, 2021	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)(2)
Unsecured Senior Notes due 2023		$300,000	2.6%
Unsecured Senior Notes due 2024		425,000	3.6%
Unsecured Senior Notes due 2025		400,000	3.4%
Unsecured Senior Notes Series A & B due 2026		250,000	2.1%
Unsecured Senior Notes due 2028		400,000	3.4%
Unsecured Senior Notes due 2029		400,000	3.4%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.1%
Unsecured Senior Notes due 2030		500,000	4.3%
Unsecured Senior Notes due 2031		350,000	3.0%
Unsecured Senior Notes due 2032		425,000	3.6%
Secured Debt		253,049	2.3%
Total Debt		$3,953,049	33.8%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (3)
Common limited partnership units outstanding (4)	1,150,574	$75,512	0.7%
Shares of common stock outstanding	116,450,370	7,642,638	65.5%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,718,150	66.2%
TOTAL MARKET CAPITALIZATION		$11,671,199	100.0%

________________________
(1)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(2)As of March 31, 2021, there was no outstanding balance on the unsecured revolving credit facility.
(3)Value based on closing share price of $65.63 as of March 31, 2021.
(4)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Debt Analysis
As of March 31, 2021

TOTAL DEBT COMPOSITION (1)
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	93.6%	3.8%	7.1
Secured Debt	6.4%	3.9%	5.9
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	—%	—%	—
Fixed-Rate Debt	100.0%	3.8%	7.0

Stated Interest Rate		3.8%	7.0

GAAP Effective Rate		3.8%

GAAP Effective Rate Including Debt Issuance Costs		4.0%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of March 31, 2021
Unsecured Credit Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	30%
Fixed charge coverage ratio	greater than 1.5x	2.9x
Unsecured debt ratio	greater than 1.67x	3.19x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.60x

Unsecured Senior Notes due 2023, 2024, 2025, 2028, 2029, 2030 and 2032 (as defined in the Indentures):
Total debt to total asset value	less than 60%	33%
Interest coverage	greater than 1.5x	7.5x
Secured debt to total asset value	less than 40%	2%
Unencumbered asset pool value to unsecured debt	greater than 150%	311%

________________________
(1)As of March 31, 2021, there was no outstanding balance on the unsecured revolving credit facility.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	Maturity Date	2021	2022	2023	2024	2025	After 2025	Total (1)

Unsecured Debt(2):
Fixed	3.80%	1/15/2023			$300,000				$300,000
Fixed	3.45%	12/15/2024				$425,000			425,000
Fixed	4.38%	10/1/2025					$400,000		400,000
Fixed	4.30%	7/18/2026						$50,000	50,000
Fixed	4.35%	10/18/2026						200,000	200,000
Fixed	3.35%	2/17/2027						175,000	175,000
Fixed	4.75%	12/15/2028						400,000	400,000
Fixed	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	8/15/2029						400,000	400,000
Fixed	3.05%	2/15/2030						500,000	500,000
Fixed	4.27%	1/31/2031						350,000	350,000
Fixed	2.50%	11/15/2032						425,000	425,000

Total unsecured debt	3.78%		—	—	300,000	425,000	400,000	2,575,000	3,700,000

Secured Debt:
Fixed	3.57%	12/1/2026	2,517	3,462	3,587	3,718	3,853	148,815	165,952
Fixed	4.48%	7/1/2027	1,509	2,092	2,188	2,288	2,393	76,627	87,097

Total secured debt	3.88%		4,026	5,554	5,775	6,006	6,246	225,442	253,049

Total	3.78%		$4,026	$5,554	$305,775	$431,006	$406,246	$2,800,442	$3,953,049

________________________
(1)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(2)As of March 31, 2021, there was no outstanding balance on the unsecured revolving credit facility.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on April 28, 2021 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2020 and still owned and included in the stabilized portfolio as of March 31, 2021. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2021	2020
Net Income Available to Common Stockholders	$497,631	$39,817
Net income attributable to noncontrolling common units of the Operating Partnership	4,886	705
Net income attributable to noncontrolling interests in consolidated property partnerships	4,894	4,896
Net Income	507,411	45,418
Adjustments:
General and administrative expenses	21,985	19,010
Leasing costs	692	1,456
Depreciation and amortization	75,932	74,370
Interest income and other net investment (gain) loss	(1,373)	3,128
Interest expense	22,334	14,444
Gain on sale of depreciable operating property	(457,288)	—
Net Operating Income, as defined (1)	169,693	157,826
Wholly-Owned Properties	146,326	136,316
Consolidated property partnerships: (2)
100 First Street (3)	6,397	5,460
303 Second Street (3)	10,937	10,261
Crossing/900 (4)	6,033	5,789
Net Operating Income, as defined (1)	169,693	157,826
Non-Same Store GAAP Net Operating Income (5)	(30,529)	(16,627)
Same Store GAAP Net Operating Income	139,164	141,199
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(9,306)	(7,529)
GAAP Operating Expenses Adjustments, net (7)	51	52
Same Store Cash Net Operating Income	$129,909	$133,722

________________________
(1)Please refer to pages 31-32 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.
(2)Reflects GAAP Net Operating Income for all periods presented.
(3)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(4)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(5)Includes the results of one office property disposed of during the fourth quarter 2020, one office property disposed of during the first quarter 2021, our completed residential development, one office development project added to the stabilized portfolio in the first quarter of 2020, one retail development project added to the stabilized portfolio in the first quarter of 2020, one office development project added to the stabilized portfolio in the fourth quarter of 2020, one office development project added to the stabilized portfolio in the first quarter of 2021, and our in-process and future development projects.
(6)Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.
(7)Includes the amortization of above and below market lease intangibles for ground leases.

Kilroy Realty Corporation
First Quarter 2021 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2021	2020
Net Income Available to Common Stockholders	$497,631	$39,817
Interest expense	22,334	14,444
Depreciation and amortization	75,932	74,370
Net income attributable to noncontrolling common units of the Operating Partnership	4,886	705
Net income attributable to noncontrolling interests in consolidated property partnerships	4,894	4,896
Gain on sale of depreciable operating property	(457,288)	—
EBITDA, as adjusted (1)	$148,389	$134,232

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(1)Please refer to page 32 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.